Exhibit 10.6

                             SUBSCRIPTION AGREEMENT


            SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of August 5, 2002 by and among NEPHROS, INC., a Delaware corporation (the "Company"), and the Person or Persons listed on the signature pages hereof (the "Purchasers").

            The Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, Notes due 2003 in substantially the form attached hereto as Exhibit A (the "Notes") and class A warrants to purchase shares of the Company's Common Stock (the "Warrants" and, together with the Notes, the "Securities") in substantially the form attached hereto as Exhibit B, upon the terms hereinafter set forth. As used herein, the term "Offering" shall mean the sale of Securities by the Company referred to in this Agreement. Certain defined terms used herein are defined in Section 7 hereof.

            Accordingly, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchasers and the Company hereby agree as follows:

1. Purchase and Sale of the Securities. Pursuant to this Agreement, the Company shall issue and sell to Purchasers, and Purchasers, severally and not jointly, shall purchase from the Company, the Securities set forth beneath such Purchasers' names on the signature page hereto. The aggregate purchase price for the Securities sold to each Purchaser pursuant to this Agreement is one hundred percent (100%) of the aggregate principal amount of such Notes included in such Securities (the "Purchase Price").

2.    Delivery of Notes.

2.1.  Delivery of Notes.

(a) Prior to, or contemporaneously with, the execution and delivery of this Agreement by the Purchasers, the Purchasers shall remit $1,500,000 of the Purchase Price (including the $250,000 paid by Purchasers on July 8, 2002), in immediately available funds, to the Company by wire transfer for the account of the Company in accordance with the following wire transfer instructions:

===========================================
Wire Transfer Instructions:
===========================================
Bank:           Fleet Bank
                1185 Avenue of the
                Americas
                New York, NY  10036
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ABA #:          021200339
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Account Name:   Nephros, Inc.
-------------------------------------------
Account #:      9403538578
===========================================


The Company acknowledges receipt of $250,000 towards the Purchase Price from the Purchasers on July 8, 2002.

         (b) On or prior to September 15, 2002, the Purchasers shall remit an additional $750,000 of the Purchase Price, in immediately available funds, to the Company by wire transfer for the account of the Company in accordance with the wire transfer instructions set forth in Subsection 2.1(a).

         (c) On or prior to October 15, 2002, the Purchasers shall remit the remaining $750,000 of the Purchase Price, in immediately available funds, to the Company by wire transfer for the account of the Company in accordance with the wire transfer instructions set forth in Subsection 2.1(a).

         (d) Upon receipt of the first $1,500,000 of the Purchase Price, the Company will immediately deliver to Purchasers one half of the Securities referred to in Article 1 hereof, and, upon each subsequent receipt of the additional Purchase Price amounts specified in Subsections 2.1(b) and (c), respectively, the Company will immediately deliver to Purchasers the one quarter of the Securities referred to in Article 1 hereof. The Securities shall be registered in the Purchasers' respective names. Interest on each Note sold hereunder shall accrue only from the date of issuance of such Note.

         2.2. Default Warrants. If the Company fails to pay the interest and principal on the Notes on or before March 15, 2003 then, on March 16, 2003, and, unless all interest and principal on the Notes has been paid by such date, on each June 16, September 16, December 16 and March 16 thereafter, the Company shall issue to each Purchaser (or its designee reasonably acceptable to the Company) class A warrants ("Default Warrants") to purchase a number of shares of Common Stock equal to the quotient of (i) the outstanding principal amount of Notes held by such Purchaser, divided by (ii) thirty (30), at an exercise price of $2.50 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits and similar recapitalizations.

         3. Creation of Security Interest.

         3.1. Grant of Security Interest. The Company hereby grants and pledges to Lancer Offshore, Inc. (the "Secured Party") a continuing security interest in all presently existing and hereafter acquired or arising assets and property of the Company (the "Collateral") in order to secure prompt payment of the principal sum and interest evidenced by the Notes, and the performance by the Company of each of its obligations under this Agreement and the Notes. Such security interest shall automatically terminate upon the earlier of (i) the payment of principal and interest on the Notes and (ii) such time as the Notes are no longer outstanding (the "Security Interest Termination Date").

         3.2. Designation of Secured Party as Agent. Purchasers, by their acceptance of the benefits of this Agreement and the Securities, hereby irrevocably designate the Secured Party to act as Secured Party on their behalf. Each Purchaser hereby irrevocably authorizes, and each holder of any Securities, by such holder's acceptance of such Securities, shall be deemed irrevocably to authorize, the Secured Party to take such action on their behalf under the provisions of this Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are



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

specifically delegated to, or required of, the Secured Party by the terms hereof or thereof and such other powers as are reasonably incidental thereto. Each Purchaser, on behalf of itself and future holders of the Securities issued to such Purchaser, hereby authorizes and directs the Secured Party, from time to time in the Secured Party's discretion, to take any action and promptly to execute and deliver on such Purchaser's behalf any document or instrument that the Company may reasonably request to effect, confirm or evidence the provisions of this Article 3, the occurrence of the Security Interest Termination Date, any subordination agreement, or otherwise. Pursuant to Section 9-509(d) of the Uniform Commercial Code as in effect on the date hereof in the State of New York, the Secured Party hereby authorizes the Company to file a termination statement upon the occurrence of the Security Interest Termination Date; the Secured Party agrees to provide any further authorizations of such filing if requested by the Company.

         3.3. Delivery of Additional Documentation Required. The Company shall from time to time execute and deliver to Secured Party, at the request of Secured Party and within 30 days of such request, all financing statements and other documents that Secured Party may reasonably request to perfect and continue perfected Secured Party's security interests in the Collateral, it being understood and agreed by the Purchasers and the Secured Party that the Company need not deliver possession or control of any Collateral to the Secured Party or take any action to perfect the security interest granted hereby other than the filing of financing statements under the Uniform Commercial Code.

         4. Representations and Warranties of Purchasers. Purchasers hereby severally represent and warrant to the Company as follows:

         4.1. Investment Intent. Each Purchaser recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds of the Offering; (ii) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company, the Notes, the Warrants, or the shares of Securities-Underlying Common Stock, (iii) such Purchaser may not be able to liquidate his investment; (iv) transferability of the Notes, the Warrants and the Securities-Underlying Common Stock is extremely limited; (v) in the event of a disposition of the Notes, the Warrants and the Securities-Underlying Common Stock, such Purchaser could sustain the loss of its entire investment and (vi) the Company has not paid any dividends since inception and does not anticipate the payment of dividends on the Common Stock in the foreseeable future.

         4.2. Lack of Liquidity. Each Purchaser confirms that it is able (i) to bear the economic risk of this investment, (ii) to hold the Notes, the Warrants and any shares of Securities-Underlying Common Stock for an indefinite period of time, and (iii) presently to afford a complete loss of its investment; and represents that it has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect such Purchaser's ability to provide for his or its current needs and possible financial contingencies, and that his or its commitment to all speculative investments is reasonable in relation to his or its net worth and annual income.

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

         4.3. Knowledge and Experience. Each Purchaser hereby acknowledges and represents that such Purchaser has prior investment experience, including investment in securities that are non-listed, unregistered and are not traded on the Nasdaq National or SmallCap Market, nor on the National Association of Securities Dealers, Inc.'s (the "NASD") automated quotation system.

         4.4. Purchaser Capacity. Each Purchaser hereby represents that such Purchaser has the capacity to protect such Purchaser's own interests in connection with the transaction contemplated hereby.

         4.5. Receipt of Information. Each Purchaser hereby acknowledges that such Purchaser has carefully reviewed this Agreement and all attachments to it, and hereby represents that such Purchaser has been furnished by the Company with all information regarding the Company which such Purchaser has requested or desired to know, has been afforded the opportunity to ask questions of, and to receive answers from, duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, the Notes, the Warrants and the Securities-Underlying Common Stock and the affairs of the Company and has received any additional information which such Purchaser or its representative has requested.

         4.6. Reliance on Information. Each Purchaser has relied solely upon the information provided by the Company in this Agreement in making the decision to invest in the Securities. To the extent necessary, each Purchaser has retained, at the sole expense of such Purchaser, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Securities, and the conversion of the Notes into, or exercise of the Warrants for, Securities-Underlying Common Stock.

         4.7. No Solicitation. Each Purchaser represents that (i) such Purchaser was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with whom such Purchaser had a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to such Purchaser by means of any form of general solicitation or general advertising, and in connection therewith no Purchaser (A) received or reviewed any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attended any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

         4.8. Registration. Each Purchaser hereby acknowledges that the Offering has not been reviewed by the Securities and Exchange Commission or any state regulatory authority, since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D. No Purchaser shall sell or otherwise transfer the Securities or any Securities-Underlying Common Stock unless such securities are registered under the Securities Act or unless an exemption from such registration is available.

         4.9. Purchase for own Account. Each Purchaser understands that neither the Securities nor the shares of Securities-Underlying Common Stock have been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon such Purchaser's investment intention. In this connection, each Purchaser hereby represents that such Purchaser is purchasing Securities for such Purchaser's own account for investment and not with a view toward the resale or distribution to others or for resale in connection with, any distribution or public offering (within the meaning of the Securities Act), nor with any present intention of distributing or selling the same and such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation or commitment providing for the disposition thereof. No Purchaser, if an entity, was formed for the purpose of purchasing the Securities.

         4.10. Holding Period. Each Purchaser understands that there is no public market for the Securities or the Securities-Underlying Common Stock and that no market may ever develop for any such Securities or the Securities-Underlying Common Stock. Each Purchaser understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act or any applicable non-United States, state securities or "blue sky" laws. Each Purchaser shall hold the Company and its directors, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless from, and shall indemnify them against, all liabilities, costs and expenses incurred by them as a result of (i) any misrepresentation made by such Purchaser contained in this Agreement (including in Article 10 hereof), (ii) any sale or distribution by such Purchaser in violation of the Securities Act or any applicable non-United States, state securities or "blue sky" laws or (iii) any untrue statement made by such Purchaser.

         4.11. Legends. Each Purchaser consents to the placement of the legend set forth below on any certificate or other document evidencing the Notes:

THE TERMS OF THIS NOTE ARE SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT, COPIES OF WHICH ARE AVAILABLE FROM NEPHROS, INC. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

         Each Purchaser consents to the placement of the legend set forth below on any certificate or other document evidencing the Warrants or Default
Warrants:

THE TERMS OF THIS WARRANT ARE SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT, COPIES OF WHICH ARE AVAILABLE FROM NEPHROS INC. NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED

FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

         Each Purchaser further consents to the placement of one or more restrictive legends on the Warrants, any Default Warrants and the Securities-Underlying Common Stock as required by applicable securities laws. Each Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Notes, the Warrants, any Default Warrants and the Securities-Underlying Common Stock.

         4.12. Financial Review. Each Purchaser understands that the Company will review this Agreement and is hereby given authority by each Purchaser to call such Purchaser's bank or place of employment or otherwise review the financial standing of such Purchaser; and it is further agreed that the Company, at its sole discretion, reserves the unrestricted right, without further documentation or agreement on the part of such Purchaser, to reject or limit any purchase, and to close the Offering to such Purchaser at any time.

         4.13. Address of Purchaser. Each Purchaser hereby represents that the address of such Purchaser furnished by such Purchaser on the signature page hereof is such Purchaser's principal residence if such Purchaser is an individual or its principal business address if it is a corporation or other entity.

         4.14. Power and Authority. Each Purchaser represents that such Purchaser has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities and any shares of Securities-Underlying Common Stock. This Agreement constitutes the legal, valid and binding obligation of each Purchaser, enforceable against such Purchaser in accordance with its terms.

         4.15. Plans. If a Purchaser is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account or other entity, then subject to the terms contained in this Agreement (a) it is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so, and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         4.16. NASD. Each Purchaser acknowledges that if he or she is a registered representative of an NASD member firm, he or she must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 10.3 below.

         4.17. Securities Laws. Each Purchaser acknowledges that at such time, if ever, as the Securities or Securities-Underlying Common Stock are registered, sales of the Securities and Securities-Underlying Common Stock will be subject to applicable non-United States and state securities laws.

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

         4.18. Brokers. Each Purchaser represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each Purchaser shall indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Purchaser hereunder.

         4.19. Beneficial Owner. Each Purchaser, whose name appears on the signature line below, will be the beneficial owner of the Securities that such Purchaser acquires.

         4.20. Accredited Investor. Each Purchaser represents and warrants that it is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000 or an entity in which all the equity owners are "accredited investor", as such term is defined in Rule 501 of the Securities Act.

         4.21. Reliance on Representation and Warranties. Each Purchaser understands that the Notes are being offered and sold to the undersigned in reliance on specific exemptions from the registration requirements of United States Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth herein in order to determine the applicability of such exemptions and the suitability of the undersigned to acquire the Notes, the Warrants, any Default Warrants and the Securities-Underlying Common Stock.

         5. Certain Covenants.

         5.1. Within 30 days after each month end, financial statements with a brief monthly update regarding the business activities will be provided by the Company to the Purchasers.

         5.2. Within 60 days after each year end, a budget and business plan for the next fiscal year, prepared monthly, will be provided by the Company to the Purchasers; the Company shall additionally provide the Purchasers with any other budgets developed or revised by the Company as soon as prepared by the Company.

         5.3. Within 90 days after the conclusion of the Company's fiscal year end, the Company will provide the Purchasers with audited financial statements of the Company.

         5.4. Subject to the execution of any confidentiality agreements determined to be necessary or appropriate by the Company, such determination to be made by the Company in its sole discretion, the Company shall provide to the Purchasers such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Purchasers shall reasonably request from time to time.

         5.5. Subject to the execution of any confidentiality agreement determined to be necessary or appropriate by the Company, such determination to be made by the Company in its sole discretion, the Company shall afford one designee of Lancer Offshore, Inc. reasonably acceptable to the Company with visitation rights at all regular meetings of the Company's Board of Directors unless the Company is advised by counsel that allowing such visitation rights would adversely affect the ability of the Company to withhold such information in a discovery request or similar or related proceeding.

         5.6. The proceeds of the offering shall be used for working capital purposes, including, without limitation, marketing expenses; provided, however, that no more than $650,000 of such proceeds shall be utilized for the satisfaction of existing accounts payable of the Company.

         5.7. Prior to the payment of the Purchase Price, the Company shall have caused all convertible promissory notes of the Company that are outstanding on the date hereof to have been converted into, or discharged for, capital stock of the Company.

The Company's obligations under Subsections 5.5 and 5.6 shall expire upon the consummation of a Qualified IPO.

         6. Capitalization. Immediately prior to the initial Qualified IPO, the capital stock, excluding the Securities-Underlying Common Stock, of the Company, shall consist of (i) 4,800,000 shares of Common Stock issued and/or reserved for issuance (other than as set forth in clauses (ii), (iii) and (iv) below), (ii) 1,200,000 shares of Common Stock reserved for issuance upon conversion of the Notes, (iii) 240,000 shares of Common Stock issued or reserved for issuance upon exercise of Warrants (subject to increase to the extent the Company issues any Default Warrants pursuant to Section 2.2 hereof), and (iv) 50,000 shares of Common Stock reserved for issuance upon exercise of placement agent warrants issued to Hermitage Capital, Incorporated in connection with the transactions contemplated by this Agreement.

         7. Certain Definitions. For the purposes of this Agreement the following terms have the respective meanings set forth below:

         7.1. "Business Day" means a Monday through Friday on which banks are generally open for business in New York.

         7.2. "Common Stock" means the Company's common stock, par value $.001 per share.

         7.3. "Offering" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

         7.4. "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

         7.5. "Existing Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 17, 2000, between the Company and the Investors (as defined therein).

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

         7.6. "Regulation D" means Regulation D promulgated under the Securities Act.

         7.7. "Securities Act" means, as of any given time, the Securities Act of 1933, as amended, or any similar federal law then in force.

         7.8. "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

         7.9. "Securities-Underlying Common Stock" shall mean the Common Stock issuable upon conversion of the Notes and the Common Stock issuable upon exercise of the Warrants or any Default Warrants.

         7.10. "Preferred Stock Stockholders' Agreement " means the Stockholders' Agreement dated as of May 17, 2000 among the Company and the Stockholders identified therein, as it may be amended from time.

         7.11. "Transfer Restricted Securities" means each Warrant, any Default Warrants, each Note and, if any Note has been converted or any Warrant or Default Warrant has been exercised, the Securities-Underlying Common Stock issued upon such conversion or exercise, until the earlier of (a) the date on which such Note, Warrant, Default Warrant or Securities-Underlying Common Stock, as applicable, has been effectively registered under the Securities Act and disposed of pursuant to, and in accordance with, an effective registration statement under the Securities Act, (b) the date on which such Note, Warrant, Default Warrant or Securities-Underlying Common Stock, as applicable, is distributed to the public pursuant to Rule 144 or any other applicable exemption under the Securities Act or (c) at such time as such Note, Warrant, Default Warrant or Securities-Underlying Common Stock, as applicable, may be sold under Rule 144(k).

         7.12. "Preferred Stockholders' Voting Rights Agreement means the Voting Rights Agreement dated as of May 17, 2000 among the Company and the Stockholders identified therein, as it may be amended from time to time.

         7.13. "Qualified IPO" shall mean a public offering of the securities of the Company yielding gross proceeds to the Company of not less than $10,000,000 and at an offering price per share of Common Stock equal to or greater than the quotient of $45,000,000 divided by the number of shares of Common Stock outstanding on a fully diluted basis immediately preceding such public offering.

         8. Registration Rights.

         8.1. As used in this Article 8, the following terms shall have the following meanings:

         (a) "Affiliate" shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by, or under direct or indirect common control with, such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

         (b) "Business Day" shall mean a day Monday through Friday on which banks are generally open for business in New York.

         (c) "Holders" shall mean the Purchasers and any person holding Registrable Securities or any person to whom the rights under Article 8 have been transferred in accordance with Section 8.10 hereof.

         (d) "Other Shares" means at any time those shares of Common Stock which do not constitute Registrable Securities or Primary Shares.

         (e) "Person" shall mean any person, individual, corporation, limited liability company, partnership, trust or other non-governmental entity or any governmental agency, court, authority or other body.

         (f) "Primary Shares" means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury.

         (g) The terms "register," "registered" and "registration" refer to the registration effected by preparing and filing a registration statement by the Company (a "Registration Statement") in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         (h) "Registrable Securities" shall mean the shares of Securities-Underlying Common Stock; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Securities and Exchange Commission, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and (C) are held by a Holder or a permitted transferee pursuant to Section 8.10.

         (i) "Registration Date" means the date upon which the registration statement pursuant to which the Company shall have initially registered shares of Common Stock under the Securities Act for sale to the public shall have been declared effective.

         (j) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 8.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses (but excluding the fees of legal counsel for any Holder).

         (k) "Registration Statement" shall have the meaning set forth in Subsection 8.1(g).

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

         (l) "Registration Period" shall have the meaning ascribed to such term in Section 8.4.

         (m) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

         8.2. (a) Demand Registration. On one occasion at any time after six months after the Registration Date, if Holders of a majority of the Registrable Securities shall, in writing, state that such Holders desire to sell Registrable Shares in the public securities markets and request the Company to effect the registration under the Securities Act of Registrable Securities, the Company shall promptly use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register; provided, however, that if the managing underwriter advises the Company that the inclusion of all the securities requested to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Securities proposed to be registered by the Company, then the number of Primary Shares, Registrable Securities and Other Shares proposed to be included in such registration shall be included in the following order:

                  (i) First, the Registrable Securities requested by the Holders to be included in such registration (or, if necessary, such Registrable Securities pro rata among the holders thereof based upon the number of Registrable Securities requested to be registered by each such holders); and

                  (ii) second, the Other Shares held by the parties requesting inclusion in such registration; and

                  (ii)  third, the Primary Shares.

            (b)   Piggyback Registration

            If the Company at any time after the Registration Date proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall give written notice to the Holders of its intention to so register such Primary Shares or Other Shares at least 30 days before the initial filing of such registration statement and, upon the written request, delivered to the Company within 20 days after delivery of any such notice by the Company, of the Holders to include in such registration Registrable Securities (which request shall specify the number of Registrable Securities proposed to be included in such registration and shall state that such Holders desire to sell such Registrable Securities in the public securities markets), the Company shall use its reasonable best efforts to cause all such Registrable Securities to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all the securities requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Securities and Other Shares proposed to be included in such registration shall be included in the following order:

                  (i)   if the Company has initiated the registration:

                       (A) first, the Primary Shares; and

                  (B) second, the Registrable Securities requested by the Holders to be included in such registration and the Other Shares held by the parties requesting inclusion in such registration (or, if necessary, such Registrable Securities and Other Shares pro rata among the holders thereof based upon the number of Registrable Securities and Other Shares requested to be registered by each such holder).

                  (ii) if the holders of Other Shares have initiated the registration by exercising a registration demand right;

                  (A) first, the Other Shares held by such initiating holders ("Other Demand Holders");

                  (B) second, the Other Shares held by persons entitled to registration rights as set forth in the Existing Registration Rights Agreement (the "Existing Holders");

                  (C) third, the Registrable Securities requested by the Holders to be included in such registration and any Other Shares held by parties requesting inclusion in such registration other than the Other Demand Holders and the Existing Holders ("Other Piggy-Back Holders") (or, if necessary, such Registrable Securities and Other Shares held by other Piggy-Back Holders pro rata among the holders thereof based upon the number of Registrable Securities and Other Shares requested to be registered by each such holder); and

                  (D) fourth, the Primary Shares.

         Notwithstanding the foregoing Subsections 8.2(a) and 8.2(b), the Company shall not be obligated to enter into an underwriting agreement for the sale of the Registrable Securities.

         8.3. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 8.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered; provided that if a Holder uses its own legal counsel in addition to one counsel for all of the Holders of securities registered on behalf of the Holders, such Holder shall bear the cost of such counsel.

         8.4. In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. At its expense the Company shall:

         (a) use its reasonable best efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective until the earlier of (i) such time as the Holders have completed the distribution described in the Registration Statement relating thereto and (ii) 90 days from the date of initial effectiveness of such registration. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as the "Registration Period." Notwithstanding the foregoing, at the Company's election, the Company may cease to keep such registration, qualification or compliance effective with respect to any Registrable Securities, and the registration rights of a Holder shall expire, at such time as the Holder may sell under Rule 144 under the Securities Act (or other exemption from registration acceptable to the Company) in a three-month period all Registrable Securities then desired to be sold by such Holder; and

         (b) advise the Holders:

         (i) when the Registration Statement or any amendment thereto has been filed with the Securities and Exchange Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

         (ii) of any request by the Securities and Exchange Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

         (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

         (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

         (v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

         (vi) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement;

         (vii) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the Securities and Exchange Commission;

         (viii) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus and any amendment or supplement thereto;

         (ix) subject to the execution of confidentiality agreements in form and substance satisfactory to the Company, make available upon reasonable notice and during normal business hours, for inspection by the holders of Registrable Securities, any underwriter participating in any disposition pursuant to Registration Statement and any attorney, accountant or other agent retained by the Holders or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with a Registration Statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless
(i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in a Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public; the Investors agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

         (x) prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

         (xi) upon the occurrence of any event contemplated by Section 8.4(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

         (xii) use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and will make generally available to the Holders not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

         8.5. Material Development Condition. With respect to any Registration Statement, if the Company determines that, in its good faith judgment, it would (because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or development involving the Company or any subsidiary, or the unavailability for reasons substantially beyond the Company's control of any required financial statements, or because of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable or any other event or condition of similar significance to the Company or any subsidiary) be disadvantageous (a "Material Development Condition") to the Company or any subsidiary or its stockholders for such a Registration Statement to become effective or to be maintained effective or for sales of Registrable Securities to continue pursuant to the Registration Statement, the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice to such effect to any Holder of Registrable Securities included or to be included in such Registration Statement, (i) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, (ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or
(iii) in the event no such Registration Statement has yet been filed, to delay filing any such Registration Statement, until the Company determines that, in its good faith judgment, such Material Development Condition no longer exists (notice of which the Company shall promptly deliver to any Holder of Registrable Securities with respect to which any such Registration Statement has been filed). In the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause a Holder or Holders to refrain from selling Registrable Securities for any period during the registration period, the Registration Period with respect to such Holders shall be extended by the number of days during the Registration Period that such Holders are required to refrain from selling Registrable Securities.


         8.6. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 8.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

         8.7. To the extent permitted by law, the Company shall indemnify each Holder, each underwriter of the Registrable Securities and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Subsection 8.7(c) below), arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and shall reimburse each Holder, each underwriter of the Registrable Securities and each person controlling such Holder, for legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company shall not be liable in any such case to the extent that any untrue statement or omission is made in reliance upon and in conformity with information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the Company shall not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Securities and Exchange Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act or in the prospectus subject to completion and term sheet under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any such Holder, any such underwriter or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

         (a) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Subsection 8.7(c) below), arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

         (b) Each party entitled to indemnification under this Section 8.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent.

         8.8. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or action referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person.

         8.9. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 8.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         (a) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article 8.

         (b) Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, the Nasdaq

National Market, Nasdaq SmallCap Market or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

         (c) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Article 8 are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

         (d) Each Holder shall not take any action with respect to any distribution deemed to be made pursuant to such registration statement, which would constitute a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other applicable rule, regulation or law.

         (e) At the end of the period during which the Company is obligated to keep the Registration Statement current and effective as described above, the Holders of Registrable Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement. Upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

         8.10. With a view to making available to the Holders the benefits of certain rules and regulations of the Securities and Exchange Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts following the initial public offering of securities of the Company pursuant to an effective Registration Statement:

         (a) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

         (b) to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

         8.11. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 8.2 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such transfer involves not fewer than the fewer than a majority of the Registrable Securities held by such Holder, (iii) such Holder gives prior written notice to the Company; and (iv) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 8.10, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

         8.12. Lock-Up Period. If the Company shall effect a primary or a secondary public offering of its securities or if at any time, the Company shall register its shares of Common Stock under the Securities Act for sale to the public on a registration statement under which the Holders are given the opportunity to have their Registrable Securities registered (including any such registration in accordance with this Agreement), the Holders shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Registrable Securities (other than those shares of Common Stock included in such registration in accordance with this Agreement) without the prior written consent of the Company, during the period beginning ten (10) days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and ending on the date 180 days after the effective date of such registration statement.

         9. Miscellaneous.

         9.1. Amendments and Waivers. This Agreement and all exhibits and schedules hereto set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of the Company and the Purchaser or Purchasers holding a majority of the Securities-Underlying Common Stock on a fully-diluted basis (the "Purchaser Majority"), and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Purchaser Majority.

         (a) After an amendment or waiver becomes effective it shall bind every holder of Securities regardless of whether such holder held such Securities at the time such amendment or waiver became effective, or subsequently acquired such Securities.

         9.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and Purchasers and their successors and registered assigns.

         9.3. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, or by a nationally recognized overnight courier service and addressed to the addresses of the respective parties set forth below or to such changed addresses as such parties may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:

                  If to the Company:

                  Nephros, Inc.
                  3960 Broadway

                  New York, NY  10032
                  Telephone:  (212) 781-5113
                  Telecopy:  (212) 781-5166
                  Attn:  President

                  If to Purchasers: as set forth on the signature page hereto.

; provided further that notices sent by courier or mail shall be deemed received on the date of receipt indicated by the return verification provided by the U.S. postal service or the records of the courier service.

         9.4. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the internal laws of the State of New York without giving effect to such State's principles of conflict of laws.

         9.5. Counterparts. This Agreement may be executed in any number of counterparts and, notwithstanding that any of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed an original, and all such counterparts shall constitute one and the same instrument binding on all of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

         9.6. Headings. The headings of the Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

         9.7. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

         9.8. Exculpation Among Purchasers. Each Purchaser acknowledges and agrees that it is not relying upon any other Purchaser, or any officer, director, employee partner or affiliate of any such other Purchaser, in making its investment or decision to invest in the Company or in monitoring such investment. Each Purchaser agrees that no Purchaser nor any controlling person, officer, director, stockholder, partner, agent or employee of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the securities, or both.

         10. NASD Affiliation.

Are you affiliated or associated with an NASD member firm (please check one):
Yes _________           No __________

If Yes, please describe:

---------------------------------------------------------

*If Purchaser is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by
Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

---------------------------------
Name of NASD Member Firm

By: ______________________________
      Authorized Officer

Date: ____________________________

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year indicated.

                                          LANCER OFFSHORE, INC.


                                          By:  __________________________

                                          Name: Michael Lauer
                                          Title:  Investment Manager
                                          Address: Kaya Flamboyan 9,
                                          Curacao, Netherlands Antilles

                                          Principal Amount of Notes: $3,000,000

                                          Number of Warrants: 240,000



                                          NEPHROS, INC.

                                          By:  __________________________

                                          Name:
                                          Title:

For Purposes of Article 3:

ACCEPTED AND AGREED:

LANCER OFFSHORE, INC., as Secured Party

By:  __________________________
Name: Michael Lauer
Title:  Investment Manager

CERTIFICATE OF SIGNATORY


                        (To be completed if Notes are
                      being subscribed for by an entity)


I, _____________________________, am the _________________________ (the
"Entity").

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement, dated as of , and to purchase and hold the Notes, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ____ day of _________________,
----.



                                          ------------------------------
                                                     (Signature)

                                    EXHIBIT A


                                 [Form of Note]

THE TERMS OF THIS NOTE ARE SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT, COPIES OF WHICH ARE AVAILABLE FROM NEPHROS, INC. THIS NOTE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF MAY 17, 2000 AMONG NEPHROS, INC. AND THE HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NEPHROS, INC.






                                  NEPHROS, INC.

                                                            No. 1
                                  Note due 2003

$1,500,000
                                                      August 5, 2002

            Nephros, Inc., a Delaware Company, (the "Company"), for value received, hereby promises to pay to Lancer Offshore, Inc. (the "Holder"), or registered assigns, the principal sum set forth above, with accrued but unpaid interest thereon at a rate equal to eight percent (8%) per annum, on the Maturity Date. Payment shall be made at such place as designated by the Company upon surrender of this Note (as defined below), and shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Note is one of a duly authorized issue of Nephros, Inc. Notes due 2003 (individually a "Note" and collectively the "Notes") issued pursuant to the Subscription Agreement. Certain capitalized terms used herein are defined in Section 8. Capitalized terms used herein without definition have the respective meanings specified therefor in the Subscription Agreement. The Notes are secured by the Collateral pursuant to the Subscription Agreement.

SECTION 1.  Interest.

            The Company will pay interest in arrears on the Maturity Date. Interest on this Note will accrue from the date of its issuance set forth above.

SECTION 2.  Prepayment.

            Upon 30 days prior written notice to the Holder, this Note (including interest accrued on the principal hereof) may be prepaid by the Company, at any time, in whole or in part, without penalty or premium.

SECTION 3.  Conversion

            (a) Conversion. The Holder may elect, at any time prior to the Maturity Date, to convert this Note and all accrued interest hereon into a number of shares of Common Stock equal to the principal amount of Note being converted divided by the then current Conversion Price.

            (b) Conversion Procedures. (i) Any Holder of a Note desiring to convert such Note into Common Stock shall surrender such Note at the Company's principal executive office, accompanied by proper instruments of transfer to the Company or in blank, accompanied by irrevocable written notice to the Company that the Holder elects so to convert such Note (the "Notice of Conversion") and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued; provided, however, in the event that the Holder or Holders submit a Notice of Conversion with respect to a principal amount outstanding of Notes equal to all the then-outstanding principal amount of Notes, the Company shall not be required to honor such Notice of Conversion unless the Secured Party shall have provided the Company with any authorizations requested by the Company to file a termination statement with respect to the Secured Party's security interest in the Collateral, as set forth in subsection 2.2 of the Subscription Agreement.

                (ii) The Company need not deem a Notice of Conversion to be received unless the Holder complies with all the provisions hereof. The Company will make a notation of the date that a Notice of Conversion is received, which date of receipt shall be deemed to be the date of receipt for purposes hereof.

                (iii) The Company shall, as soon as practicable after such deposit of any Note accompanied by a Notice of Conversion and compliance with any other conditions herein contained, deliver to the person for whose account such Note was so surrendered certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, subject to
Section 4.

                (iv) Subject to the following provisions of this paragraph 3(b)(iv), such conversion shall be deemed to have been made as of the date of such surrender of the Note to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Note shall be treated for all purposes as the record holder or holders of such Common Stock on such date and the Note shall no longer be deemed outstanding and all rights whatsoever in respect thereof (including the right to receive interest thereon) shall terminate except the right to receive the number of full shares of Common Stock to which such person shall be entitled hereunder; provided, however, that the Company shall not be required to convert any Note while the stock transfer books of the Company are closed for any purpose, but the surrender of a Note for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the Conversion Rate in effect on such date applied to the principal amount of Note to be converted.

            (c) Adjustments to Conversion Price. (i) In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares (each of (A) through (C) an "Action"), the Conversion Price shall be adjusted to equal the product of the Conversion Price in effect immediately prior to such Action multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Action and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such Action. An adjustment made pursuant to this subsection 3(c) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                (ii) In case the Company shall hereafter issue by reclassification of its Common Stock any shares of capital stock of the Company (a "Reclassification"), provision shall be made so that, immediately following such Reclassification, the Notes shall be convertible into the kind and quantity of securities to which the Holders of such Notes would have been entitled pursuant to such Reclassification, had such Holders converted such Notes immediately prior to such Reclassification.

                (iii) In case the Company shall hereafter issue any shares of Common Stock other than Excluded Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, then such Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

                       (A) an amount equal to the sum of (x) the total number of
              shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Company upon such issuance; by

                       (B) the total number of shares of Common Stock
              outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.

                (iv) For the purposes of any adjustment of a Conversion Price pursuant to clause 3(c)(iii) above, the following provisions shall be applicable:

                       (A) In the case of the issuance of Common Stock for cash
              in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                       (B) In the case of the issuance of Common Stock for a
              consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, irrespective of any accounting treatment.

                       (C) In the case of the issuance of options to purchase or
              rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded
              Stock:

                            (1) the aggregate maximum number of shares of Common
                  Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                            (2) the aggregate maximum number of shares of Common
                  Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A) and (B) above);

                            (3) on any change in the number of shares or
                  exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change, or options or rights related to such securities not converted prior to such change, been made upon the basis of such change;

                            (4) on the expiration of any such options or rights,
                  the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof; and

                            (5) No further adjustment of the Conversion Price
                  adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.


                  (v) No adjustment in any Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 3(c)(v) shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

                  (vi) In any case in which the provisions of this subsection 3(c) shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (1) issuing to the Holder of any Notes converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4 below; provided, however, that the Company shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive such additional shares and such cash.

                  (vii) Whenever a Conversion Price shall be adjusted as provided in subsection 3(c), the Company shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each Holder of Notes at such Holder's address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (viii) below.

                  (viii) If the Company shall propose to take any action of the types described in paragraphs 3(c)(i) and 3(c)(ii), the Company shall give notice to each Holder, in the manner set forth in paragraph (vii) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of such Holder's Note. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

             (d) Reservation of Shares; Transfer Taxes; Etc. The Company shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all Notes from time to time outstanding. The Company shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding Notes.

             The Company shall pay any and all issue or other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Notes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

             (e) Automatic Conversion. This Note shall automatically convert into shares of Common Stock at the then-current Conversion Rate upon the occurrence of a Qualified IPO.

             (f) Other Changes in Conversion Rate. The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Company shall mail to the Holder of record of this Note a notice of the increase at least 15 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

             The Company may make such increases in the Conversion Rate, in addition to those required or allowed by this Section 3, as shall be determined by it, as evidenced by a resolution of the Board of Directors of the Company, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

SECTION 4.  Fractional Shares.

            No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of this Note. If more than one certificate evidencing Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of this Note (or of such aggregate number of Notes), the Company may elect, in its sole discretion, independently for each Holder, whether such number of shares of Common Stock will be rounded to the nearest whole share (with a .5 of a share rounded upward) or whether such Holder will be given cash, in lieu of any fractional share, in an amount equal to the same fraction of the Conversion Price as of the close of business on the day of conversion.

SECTION 5.  Events of Default Defined.

            The following shall each constitute an "Event of Default" hereunder:

            (a) the failure of the Company to make any payment of principal of or interest on this Note;

            (b) the Company, pursuant to or within the meaning of any Bankruptcy
Law:

                (i) commences a voluntary case,

                (ii) consents to the entry of an order for relief against it in an involuntary case,

                (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 30 days, or

                (iv) makes a general assignment for the benefit of its creditors;

            (c) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 consecutive days and that:

                (i) is for relief in any involuntary case against the Company,

                (ii) appoints a Custodian of the Company or for all or substantially all of the property of the Company, or

                (iii) orders the liquidation of the Company;

            the Company fails to deliver any Default Warrants (as defined in the Subscription Agreement) in accordance with Section 2.2 of the Subscription Agreement.

            The term "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal, foreign or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, examiner or similar official under any Bankruptcy Law.

SECTION 6.  Remedies upon Event of Default.

            (a) If an Event of Default occurs and is continuing for a period of 15 or more consecutive days, the holder or holders of Notes constituting a majority of the principal amount of Notes then outstanding (the "Majority Noteholders"), by notice to the Company, may declare the unpaid principal of and accrued interest on all the Notes then outstanding to be due and payable (an "Acceleration"). Upon any such declaration, such principal and accrued interest shall be due and payable immediately. Majority Noteholders may rescind an Acceleration and its consequences; provided, however, that no such rescission shall effect any subsequent Default or impair any right consequent thereto.

            (b) Majority Noteholders may waive an existing Default or Event of Default and its consequences. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            (c) In addition to any rights the Holders may have as set forth in the Subscription Agreement, if the Company defaults in a payment of interest on the Notes, then, during the continuance of such default, in lieu of this Note's ordinary 8% interest, the Company shall pay defaulted interest at a rate equal to the lesser of 18% or the maximum rate allowed by applicable law.

            (d) Upon the occurrence and during the continuance of an Event of Default, Majority Noteholders may, at their election, without notice of its election and without demand, take any action permitted by law, including the exercise of any rights accorded a secured creditor under the Uniform Commercial Code as in effect in New York.

            (e) To the extent permitted by law, the remedies provided herein shall be exclusive of any other remedies now or hereafter existing at law or in equity or by statute or otherwise.

            (f) In any suit for the enforcement of any right or remedy under this Note or the Subscription Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

SECTION 7. Lost, Mutilated, etc. Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity or bond reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

SECTION 8. Certain Definitions.

            (a) "Collateral" means all presently existing and hereafter acquired or arising assets and property of the Company.

            (b) The "Conversion Price" shall initially be $2.50 per share of Common Stock, subject to adjustment as provided below, representing an initial conversion rate (subject to adjustment) of 400 shares of Common Stock per $1,000 of principal amount of Note being converted (the "Conversion Rate").

            (c) "Conversion Rate" is defined in subsection 8(b).

            (d) "Default" means an event which, with notice or the passage of time, or both, would become an Event of Default.

            (e) "Excluded Stock" means (1) shares of Common Stock issuable upon exercise of stock options granted to directors, officers, employees and consultants of the Company or its subsidiaries pursuant to any stock option plan approved by the Board of Directors and stockholders of the Company and (2) shares of Common Stock issued upon conversion of shares of the Series A Convertible Preferred Stock of the Company, the Series B Convertible Preferred Stock of the Company, the Series C Convertible Preferred Stock of the Company, upon conversion of the Company's Notes due 2003 or upon exercise of warrants issued pursuant to the Subscription Agreement.

            (f) "Maturity Date" means March 15, 2003.

            (g) "Qualified IPO" means the filing of a registration statement by the Company relating to a public offering of the securities of the Company yielding gross proceeds to the Company of not less than $10,000,000 and at an offering price per share of Common Stock equal to or greater than the quotient of $45,000,0000 divided by the number of shares of Common Stock outstanding on a fully diluted basis immediately preceding such public offering.

            (h) "Subscription Agreement" means the subscription agreement of even date herewith entered into by the Company and the Holder.

            (i) "Secured Party" means Lancer Offshore, Inc.

            (j) "Securities Act" means the United Stated Securities Act of 1933, as amended.

SECTION 9.  Miscellaneous.

            (a) This Note may be amended only by mutual written agreement of the Company and the Majority Noteholders, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Holder or Majority Noteholders. Any amendments approved in compliance with this Section 9 shall bind the Holder's successors and assigns.

            (b) Forbearance from Suit. No holder of Notes shall institute any suit or proceeding for the enforcement of the payment of principal or interest unless the Secured Party joins in such suit or proceeding.

            (c) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

            (d) Interpretation. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

            (e) Successors and Assigns. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and registered assigns.

            (f) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

            (g) Subscription Agreement. This Note is subject to the terms contained in the Subscription Agreement and the registered Holder of this Note is entitled to the benefits of such Subscription Agreement to the extent provided therein.

            IN WITNESS WHEREOF, this Note due 2003 has been executed and delivered on the date first above written by the duly authorized representative of the Company.

                                          NEPHROS, INC.


                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT B


                                [Form of Warrant]


THE TERMS OF THIS WARRANT ARE SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT, COPIES OF WHICH ARE AVAILABLE FROM NEPHROS, INC. NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF MAY 17, 2000 AMONG NEPHROS, INC. AND THE HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NEPHROS, INC.




                                NEPHROS, INC.


                Class A Warrant for the Purchase of Shares of
                                  Common Stock


No. A-1                                                         August 5, 2002


            FOR VALUE RECEIVED, NEPHROS, INC., a Delaware corporation (the "Company"), hereby certifies that Lancer Offshore, Inc. or its registered assigns (the "Holder") is entitled to purchase from the Company, subject to the provisions of this Warrant (the "Warrant"), at any time on or after the date hereof (the "Initial Exercise Date"), and prior to 12:01 A.M., New York City time, on December 1, 2007 (the "Termination Date"), 120,000 fully paid and non-assessable shares of the Common Stock, $.001 par value, of the Company ("Common Stock"), at an exercise price of $2.50 per share of Common Stock for an aggregate exercise price of three hundred thousand dollars ($300,000) (the aggregate purchase price payable for the Warrant Shares hereunder is hereinafter sometimes referred to as the "Aggregate Exercise Price"). The number of shares of Common Stock to be received upon exercise of this Warrant and the price to be paid for each share of Common Stock are subject to possible adjustment from time to time as hereinafter set forth. The shares of Common Stock or other securities or property deliverable upon such exercise as adjusted from time to time is hereinafter sometimes referred to as the "Warrant Shares." The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Per Share Exercise Price." The Per Share Exercise Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall also be adjusted, by dividing the Aggregate Exercise Price by the Per Share Exercise Price in effect immediately after such adjustment. The Aggregate Exercise Price is not subject to adjustment except to the extent of any partial exercise of this Warrant. This Warrant constitutes one in a series of warrants (the "Class A Warrants") which includes this Warrant and any other Class A Warrants issued pursuant to Section 1 and/or Section 2.2 of the Subscription Agreement dated as of even date herewith (the "Subscription Agreement") by and among the Company and the Purchasers (as defined in the Subscription Agreement).

            1.    Exercise of Warrant.

            (a) This Warrant may be exercised in whole or in part, at any time by its holder commencing on the Initial Exercise Date and prior to the Termination Date by presentation and surrender of this Warrant, together with the duly executed subscription form attached at the end hereof, at the address set forth in Subsection 8(a) hereof, together with payment, by certified or official bank check or wire transfer payable to the order of the Company, of the Aggregate Exercise Price or the proportionate part thereof if exercised in part.

            (b) If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (along with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized by the subscription form. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant; provided that the Company shall pay to the Holder of the Warrant cash in lieu of such fractional shares.

            2. Reservation of Warrant Shares; Fully Paid Shares; Taxes. The Company hereby represents that it has, and until expiration of this Warrant agrees that it shall, reserve for issuance or delivery upon exercise of this Warrant, such number of shares of the Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant in full, and agrees that all Warrant Shares so issued and/or delivered will be validly issued, fully paid and non-assessable, and further agrees to pay all taxes (other than income taxes) and charges that may be imposed upon such issuance and/or delivery. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the Warrants so exercised were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

            3.    Protection Against Dilution.

            (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company (each of (i) through (iv) an "Action"), the Per Share Exercise Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Exercise Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have held (solely as a result of the exercise of this Warrant and the operation of such Action) immediately following such Action if this Warrant had been exercised immediately prior to such Action. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (b) In the event of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances.

            (c) Whenever the Per Share Exercise Price payable upon exercise of this Warrant is adjusted pursuant to this Section 3, the number of shares of Common Stock underlying this Warrant shall simultaneously be adjusted to equal the number obtained by dividing the Aggregate Exercise Price (as the same shall be reduced to the extent of any partial exercise of this Warrant) by the adjusted Per Share Exercise Price.

            (d) If, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to receive, upon exercise of the Warrant, shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Per Share Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

            4. Limited Transferability. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes.

            5. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company (which may include a bond), if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

            6.    Investment Intent.

            (a) The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act"). In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless as exemption from such registration is available.

            (b) The Holder, by its acceptance of its Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

            7. Status of Holder. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

            8. Notices. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

            (a) the Company c/o Audubon Business and Technology Center, Columbia-Presbyterian Medical Center, 3960 Broadway, 4th Floor, New York, NY 10032, Attention: President, or such other address as the Company has designated in writing to the Holder; or

            (b) the Holder at Kaya Flamboyan 9, Curacao, Netherlands, Antilles, Attention: Investment Manager, or such other address as the Holder has designated in writing to the Company.

            9. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

            10. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to principles of conflicts of law thereof.

            11. Amendments. This Warrant may be amended only by mutual written agreement of the Company and the holder or holders holding Class A Warrants exercisable for a majority of the shares of Common Stock issuable upon exercise of all then-outstanding Class A Warrants (the "Majority Holders"), and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Majority Holders.

            IN WITNESS WHEREOF, the undersigned, acting for and on behalf of the Company, has executed this Warrant as of the date first written above.

                                    NEPHROS, INC.


                                    By:   _________________________
                                          Name:  Norma Barta
                                          Title: President and Chief
                                                 Executive Officer

                                  SUBSCRIPTION

            The undersigned, ____________________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise the within Warrant to the extent of purchasing _____________________ shares of Common Stock thereunder and hereby makes payment of $_______________ by certified or official bank check in payment of the exercise price therefor.

Dated:_______________               Signature:_____________________________

      Address:_______________________________

                                   ASSIGNMENT

            FOR VALUE RECEIVED _______________________________________ hereby sells, assigns and transfers unto _____________________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________________, attorney, to transfer said Warrant on the books of Nephros, Inc.

Dated:_______________               Signature:_____________________________

      Address:______________________________




                               PARTIAL ASSIGNMENT

            FOR VALUE RECEIVED __________________________ hereby assigns and transfers unto _________________________ the right to purchase __________ shares of the Common Stock, no par value per share, of Nephros, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Warrant on the books of Nephros, Inc.

Dated:_______________               Signature:___________________________

      Address:_____________________________